Exhibit 99.1

NewLink Genetics Announces Publication of Abstracts for Presentation at the Society for Immunotherapy for Cancer (SITC) Conference

Ames, Iowa, November 6, 2018-- NewLink Genetics Corporation (NASDAQ:NLNK) today announced that the following abstracts have been published and are now available on the Society for Immunotherapy of Cancer (SITC) Conference 2018 website.

Abstracts for poster presentation at the SITC Annual Meeting, November 7-11, 2018

•
Abstract 11213: A phase 1a clinical trial of NLG802, a prodrug of indoximod with enhanced pharmacokinetic properties, Rixe, O., et al. (Poster #P331). Author will be present Friday, November 9th, 12:45-2:15 PM and 6:30-8:00 PM.

•
Abstract 10294: The immunogenomic impact of indoximod on the tumor microenvironment of melanoma patients, Yu, J., et al. (Poster #P142). Author will be present Saturday, November 10th, 12:20-1:50 PM and 7:00-8:30 PM.

•
Abstract 10304: Effects of indoximod plus gemcitabine/nab-paclitaxel on tumor microenvironment of patients with metastatic pancreatic cancer, Yu, J., et al. (Poster #P706). Author will be present Saturday, November 10th, 12:20-1:50 PM and 7:00-8:30 PM.

Posters will be accessible Friday, November 9th, and Saturday, November 10th, from 8 AM to 8 PM, in Exhibition Hall E of the Walter E. Washington Convention Center, Washington, D.C.

About Indoximod
Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is a key immuno-oncology target, suppressing immune response and allowing for immune escape by degrading tryptophan with the resultant production of kynurenine. Indoximod reverses the immunosuppressive effects of low tryptophan and high kynurenine through mechanisms that include modulation of the AhR-driven transcription of genes that control immune function. This results in increased proliferation of effector T cells, increased differentiation into helper T cells rather than regulatory T cells, and downregulation of IDO expression in dendritic cells. Indoximod is being evaluated in combination with treatment regimens including chemotherapy, radiation, checkpoint blockade and cancer vaccines across multiple indications including recurrent pediatric brain tumors, DIPG, and AML.

About NLG802

NLG802 is a prodrug of indoximod. NLG802 has been shown in preclinical trials to increase bioavailability and exposure to indoximod above the levels achievable by direct administration of indoximod. NLG802 is currently being evaluated in clinical trials.

About NewLink Genetics Corporation
NewLink Genetics is a clinical stage biopharmaceutical company focusing on developing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed

Exhibit 99.1

to harness multiple components of the immune system to combat cancer. For more information, please visit www.NewLinkGenetics.com and follow us on Twitter @NLNKGenetics.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "upcoming," "will," "plan," “intend,” "anticipate," "approximate," "expect," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; the effects of its organizational realignment; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

###

Investor Contact & Media Contact:

Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com